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                                                                    EXHIBIT 5.1


                                 August 31, 2000

MCE Companies, Inc.
310 Dino Drive
Ann Arbor, Michigan  48103

         Re:      Registration Statement on Form S-1 (No. 333-42360)

Ladies and Gentlemen:

         We have acted as counsel for MCE Companies, Inc., a Michigan corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the "SEC") on July 27, 2000, as amended by Amendment No. 1 thereto filed with the SEC on August 31, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 10,093,780 shares of Common Stock, without par value (the "Common Stock"), of the Company (the "Shares"). The Shares, which include 3,777,200 shares of Common Stock that the underwriters will receive upon exercise of the warrants to be acquired from the selling warrantholders and up to 1,316,580 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in the Registration Statement for the sale to the public or issued to the representatives of the underwriters.

         In so acting, we have examined the proceedings proposed to be taken in connection with this sale and issuance of the Shares and we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         Based upon the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is in good standing under the laws of the State of Michigan.

                  2. Upon approval by the Ad Hoc Registration Committee, duly authorized by the Company's Board of Directors, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

         We hereby consent to the inclusion of this opinion as Exhibit 5.1 of the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                         Very truly yours,

                                         DYKEMA GOSSETT PLLC


                                            /s/ J. MICHAEL BERNARD

                                         J. Michael Bernard,
                                            a Member of the firm